SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


        Date of report (Date of earliest event reported): April 10, 2002



                    SUMMIT NATIONAL CONSOLIDATION GROUP, INC.
               (Exact Name of Registrant as Specified in Charter)



           Delaware                       000-26111              76-0544385
--------------------------------     --------------------       ------------
  (State or Other Jurisdiction     (Commission File Number)    (IRS Employer
of incorporation or organization)                            Identification No.)

                             3011 Isabella, Suite B
                              Houston, Texas  77004
          (Address of principal executive offices, including zip code)




                                 (713) 554-2244
              (Registrant's telephone number, including area code)



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Item 1.  Changes in Control of Registrant
         --------------------------------

     On April 10, 2002, Summit National Consolidation Group, Inc., a Delaware corporation (the "Company"), completed its acquisition of Interlabs, Inc. (II) ("Interlabs"), a Nevada corporation pursuant to a stock purchase agreement. Interlabs was created and solely owned by Mario Quenneville to manufacture and market organic, non-toxic revolutionary products using Biosolvant and other secret formulas developed by Mr. Quenneville. In the acquisition, the Company purchased 100% of the common stock of Interlabs from Mr. Quenneville who received shares of common stock of the Company in exchange.

     An aggregate of thirty-three million (33,000,000) shares of SEC Rule 144 restricted shares of the Company's common stock were issued to Mr. Quenneville pursuant to the stock purchase agreement. The shares of the Company's common stock were issued pursuant to an exemption from registration under the Securities Act of 1933, as amended (the "Securities Act"). As a result, all of the shares of the Company's common stock issued in connection with the purchase are subject to restrictions on transfer under applicable provisions of the securities laws and carry a legend reflecting such restrictions.

     As a result of this transaction, Mr. Quenneville owns approximately sixty-five percent (65%) of the voted securities of the Company.

Item 2.  Acquisition or Disposition of Assets
         ------------------------------------

     See Item 1 above.

Item 5.  Other Events.
         -------------

          (a)  Change  of  Name. The Company recently changed its name to Summit
               ----------------
          National Consolidation Group, Inc. The new stock symbol on the Pink Sheets is "SMNC". The Company filed an amendment to its Articles of Incorporation to change its name pursuant to a vote by the Board and the Shareholders. The Amendment was filed as of November 4, 2001. The former name of the Company was Comtech Consolidation Group, Inc. The former OTCBB symbol was "CCGI".

          (b)  Advances by Affiliate. In the past, the Company's Chief Executive
               ---------------------
          Officer, Walter D. Davis, provided advances to the Company from time to time as operating capital. As part of the stock purchase agreement, the parties agreed to formalize the advances by causing the Company to issue a promissory note payable to Mr. Davis in the amount of $90,000.00 and secured by a security agreement covering all of the assets of the Company.

Item 7.   Financial Statements and Exhibits
          ---------------------------------

          (a)  Financial Statements of Business Acquired.
               -----------------------------------------

          The financial statements required by this Item are not included in this initial report. They will be filed no later than sixty (60) days from today, the date that this initial report must be filed.

          (b)  Proforma Financial Information
               ------------------------------

          See Item 7(a) above.

          (c)  Exhibits.
               --------

          None.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         SUMMIT NATIONAL CONSOLIDATION
                                           GROUP,  INC.



Date:  April 25, 2002                    By:  /s/
                                              ------------------------------
                                                   Walter D. Davis,
                                                   Chief Executive Officer


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